Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contacts:
July 19, 2012	Peter Thonis
212-395-2355
peter.thonis@verizon.com

Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Reports Continued Double-Digit Earnings Growth

and Strong Operating Cash Flow in Second-Quarter 2012

Verizon Wireless Posts Record-High Margin, Strong Increase in Service

Revenues; Wireline Consumer Revenue Growth Accelerates

2Q 2012 HIGHLIGHTS

Consolidated

•	64 cents in diluted earnings per share (EPS), compared with 57 cents per share in 2Q 2011 – a 12.3 percent increase.

•

$9.3 billion in cash flow from operating activities, up 20.1 percent compared with 2Q 2011, leading to $7.8 billion in free cash flow (non-GAAP) in 1H 2012, more than doubling free cash flow generated in 1H 2011.

Wireless

•

7.3 percent year-over-year increase in service revenues in 2Q 2012; 8.6 percent year-over-year increase in retail service revenues; data revenues up 18.5 percent year over year; 30.8 percent operating income margin and 49.0 percent segment EBITDA margin on service revenues (non-GAAP), both record highs.

•

1.2 million retail net customer additions, excluding acquisitions and adjustments, includes 888,000 retail postpaid net customers; low retail postpaid churn of 0.84 percent; 94.2 million total retail customers; 88.8 million total retail postpaid customers.

Verizon News Release, page 2

Wireline

•	2.5 percent year-over-year increase in consumer revenues, the highest in several years; ARPU (average revenue per user) now tops $100 a month, with 65 percent of consumer revenues generated by FiOS.

•	134,000 FiOS Internet and 120,000 FiOS Video net additions, with continued increased sales penetration for both products; 5.1 million total FiOS Internet and 4.5 million total FiOS Video customers.

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported a second consecutive quarter of double-digit percentage growth in year-over-year earnings results and significant increases in operating cash flow. Verizon Wireless generated record-high margins and strong operational results, and Verizon’s Wireline segment generated continued increases in revenues from FiOS fiber-optic services and strategic business services.

Verizon reported 64 cents in EPS in second-quarter 2012, an increase of 12.3 percent compared with second-quarter 2011 earnings of 57 cents per share. There were no adjustments in either period.

On Track for ‘Solid Double-Digit Earnings Growth’ in 2012

“Verizon delivered another strong quarter of earnings growth and cash generation, and we remain on track to meet our financial objectives and produce solid double-digit earnings growth for the year,” said Lowell McAdam, Verizon chairman and CEO. “Verizon Wireless has once again demonstrated its industry leadership, combining strong revenue growth with record margins and high customer loyalty. We reported sequential improvement in second-quarter Wireline margins, and we expect to see that improving trend carry through in the second half of the year. We also look forward to the closing of strategic transactions and to the integration of process improvements that will set the stage for continued long-term profitable growth across all our business units.”

Verizon News Release, page 3

Consolidated Results: Strong Gains in Cash Flow

In second-quarter 2012, Verizon’s total operating revenues were $28.6 billion on a consolidated basis, an increase of 3.7 percent compared with second-quarter 2011.

Consolidated operating income was $5.7 billion in second-quarter 2012, compared with $4.9 billion in second-quarter 2011. Consolidated EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled $9.8 billion in second-quarter 2012, compared with $9.0 billion in second-quarter 2011.

Cash flow from operating activities totaled $15.3 billion in first-half 2012, compared with $12.8 billion in first-half 2011. In second-quarter 2012 alone, cash flow from operating activities totaled $9.3 billion, a 20.1 percent increase compared with second-quarter 2011.

With capital expenditures of $7.4 billion in first-half 2012, free cash flow (non-GAAP, cash flow from operations less capex) was $7.8 billion in first-half 2012, compared with $3.9 billion in first-half 2011.

For full-year 2012, capital expenditures are expected to be flat to down compared with 2011 capital expenditures of $16.2 billion.

Verizon Wireless Results: Record Profitability, Strong Operational Metrics

In second-quarter 2012, Verizon Wireless delivered strong growth in revenues and retail customers; an increase in smartphone penetration; record-high retail postpaid ARPU; and the highest segment EBITDA margin on service revenues (non-GAAP) in the company’s history.

Wireless Financial Highlights

•	Service revenues in the quarter totaled $15.8 billion, up 7.3 percent year over year. Retail service revenues grew 8.6 percent year over year, to $15.2 billion.

Verizon News Release, page 4

•

Data revenues were $6.9 billion, up $1.1 billion – or 18.5 percent – year over year, and represent 43.6 percent of all service revenues. Total revenues were $18.6 billion, up 7.4 percent year over year.

•

Retail postpaid ARPU grew 3.7 percent over second-quarter 2011, to a record $56.13, the highest growth in three years. Retail postpaid data ARPU increased to $24.53, up 15.4 percent year over year. Retail service ARPU grew 3.4 percent year over year, to a record $54.29.

•	Wireless operating income margin was 30.8 percent and segment EBITDA margin on service revenues (non-GAAP) was 49.0 percent, both record highs.

Wireless Operational Highlights

•	Verizon Wireless added 1.2 million retail net customers in the second quarter, including 888,000 retail postpaid net customers. These additions exclude acquisitions and adjustments.

•	At the end of the second quarter, the company had 94.2 million retail customers, a 4.9 percent increase year over year, including 88.8 million retail postpaid customers.

•	At the end of the second quarter, smartphones constituted 50 percent of Verizon Wireless’ retail postpaid customer phone base, up from 47 percent at the end of first-quarter 2012.

•

Retail postpaid churn was 0.84 percent, the lowest in four years, and an improvement of 5 basis points year over year. Total retail churn was 1.11 percent, an improvement of 11 basis points year over year.

•

Verizon Wireless continued to roll out its 4G LTE mobile broadband network, the largest such network in the U.S. As of today, Verizon Wireless 4G LTE service is available to more than 230 million people in 337 markets across the U.S. – nearly 75 percent of the population.

•

The company introduced two new 4G LTE Internet devices in second-quarter 2012: the Verizon Jetpack 4G LTE Mobile Hotspot 890L and the Verizon Jetpack 4G LTE Mobile Hotspot MiFi 4620L. Earlier this month, Verizon Wireless launched the Droid Incredible 4G LTE by HTC and the Samsung Galaxy S III.

•

Verizon Wireless launched its ShareEverything Plan on June 28, offering customers unlimited voice minutes, unlimited text, video and picture messaging, and a shareable data allowance for up to 10 Verizon Wireless devices. In the second quarter, HomeFusion Broadband, a service that provides high-speed in-home Internet access, became available nationwide.

•

In late June, Verizon Wireless announced an agreement with a subsidiary of T-Mobile USA Inc. to exchange spectrum in the AWS band in specific markets to meet LTE capacity needs and enable LTE expansion. This agreement is contingent on the expected

Verizon News Release, page 5

summer closing of Verizon’s proposed spectrum transactions with SpectrumCo, Cox and Leap.

Wireline Results: FiOS Sales Help Grow Consumer Revenue

In second-quarter 2012 in the Wireline segment, revenue growth for FiOS led to overall revenue growth among U.S. consumer customers. Increased sales of strategic services helped mitigate lower revenues resulting from global economic impacts, including the adverse effects of foreign exchange rates compared with last year.

Wireline Financial Highlights

•

Second-quarter 2012 operating revenues were $9.9 billion, a decline of 3.1 percent compared with second-quarter 2011. Wireline operating income margin was 1.9 percent, compared with 1.6 percent in first-quarter 2012 and 3.1 percent in second-quarter 2011. Segment EBITDA margin (non-GAAP) was 23.1 percent in second-quarter 2012, compared with 22.6 percent in first-quarter 2012 and 23.8 percent in second-quarter 2011.

•

Consumer revenues grew 2.5 percent compared with second-quarter 2011, the highest increase in several years. Consumer ARPU for wireline services reached more than $100 for the first time, increasing to $100.26 in second-quarter 2012, up 8.5 percent compared with second-quarter 2011.

•

ARPU for FiOS customers increased to more than $149 in second-quarter 2012. FiOS services produced 65 percent of consumer wireline revenues in second-quarter 2012. Approximately 70 percent of FiOS consumer customers have purchased a “triple play” of phone, Internet and TV services.

•

Global enterprise revenues totaled $3.8 billion in the quarter, down 3.4 percent compared with second-quarter 2011. Sales of strategic services increased 4.4 percent compared with second-quarter 2011 and represented 52 percent of global enterprise revenues in second-quarter 2012. Strategic services include Terremark cloud services, security and IT solutions, and strategic networking.

Wireline Operational Highlights

•

Verizon added 134,000 net new FiOS Internet connections and 120,000 net new FiOS Video connections in second-quarter 2012. Verizon had a total of 5.1 million FiOS Internet and 4.5 million FiOS Video connections at the end of the quarter.

Verizon News Release, page 6

•

FiOS penetration (subscribers as a percentage of potential subscribers) continued to increase. FiOS Internet penetration was 36.6 percent at the end of second-quarter 2012, compared with 33.9 percent at the end of second-quarter 2011. In the same periods, FiOS Video penetration was 32.6 percent, compared with 29.9 percent. The FiOS network now passes more than 17 million premises.

•	Broadband connections totaled 8.8 million at the end of second-quarter 2012, a 2.6 percent year-over-year increase.

•

Verizon launched several network projects during the second quarter, including deployment of next-generation routing equipment on the global Private IP network to meet growth demands, improve scalability and support 10 gigabit customer access ports and 40G and 100G backbone trunk ports; and a long-term core network architecture project for a common multi-protocol label switching (MPLS) backbone platform that will support current and future service demands.

•

The company also launched its first major initiative to build additional control plane technology into its network infrastructure. This will allow Verizon to deliver on the promise of cloud-based and mobility-enabled industry solutions, as well as enable rapid and automated recovery of complex optical mesh networks.

Verizon Enterprise Solutions Highlights

Verizon Enterprise Solutions continued to expand and enhance its capabilities in the U.S. and abroad. In second-quarter 2012, Verizon announced an agreement to acquire Hughes Telematics Inc. This will expand Verizon’s machine-to-machine and telematics capabilities and accelerate revenue growth across key vertical segments of Verizon Enterprise Solutions, including automotive and transportation, energy, health care and manufacturing. The transaction is expected to close in the third quarter.

Verizon Enterprise Solutions is a global sales and marketing organization that harnesses all of Verizon’s cloud, mobility and other platforms to serve the rapidly transforming enterprise market with integrated solutions. Among other second-quarter highlights:

•

Affirmative Insurance; Lane Bryant and Catherine Shops; Lifetouch; NetApp; Shaw Industries Group Inc., a subsidiary of Berkshire Hathaway Inc.; Royal Caribbean Cruises Ltd.; the Commonwealth of Pennsylvania; and Arlington County, Va., were among the

Verizon News Release, page 7

companies and government agencies completing agreements with Verizon for a wide range of strategic services to advance their operations.

•

Verizon extended the reach of the Terremark global cloud platform by deploying additional nodes in its London and Denver data centers; expanding its Sao Paulo, Brazil, data center; and launching a new Private Edition of its flagship Enterprise Cloud service.

•	Verizon strengthened its platform capabilities with a new solution that provides access to its global Private IP network service through Verizon’s 4G LTE wireless network.

NOTE: See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with more than 94 million retail customers nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries, including all of the Fortune 500. A Dow 30 company with $111 billion in 2011 revenues, Verizon employs a diverse workforce of more than 188,000. For more information, visit www.verizon.com.

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NOTE: This presentation contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; competition in our markets; material adverse changes in labor matters, including labor negotiations or additional organizing activity, and any resulting financial and/or operational impact; material changes in available technology; any disruption of our key suppliers’ provisioning of products or services; significant increases in benefit plan costs or lower investment returns on plan assets; breaches of network or information technology security, natural disasters or terrorist attacks or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any increase in restrictions on our ability to operate our networks; the timing, scope and financial impact of our deployment of broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to complete acquisitions and dispositions; and the inability to implement our business strategies.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/12	3 Mos. Ended 6/30/11	% Change	6 Mos. Ended 6/30/12	6 Mos. Ended 6/30/11	% Change

Operating Revenues	$ 28,552	$ 27,536	3.7	$ 56,794	$ 54,526	4.2

Operating Expenses
Cost of services and sales	10,896	11,158	(2.3)	22,215	22,387	(0.8)
Selling, general and administrative expense	7,877	7,373	6.8	15,577	14,657	6.3
Depreciation and amortization expense	4,128	4,113	0.4	8,156	8,137	0.2

Total Operating Expenses	22,901	22,644	1.1	45,948	45,181	1.7

Operating Income	5,651	4,892	15.5	10,846	9,345	16.1
Equity in earnings of unconsolidated businesses	72	121	(40.5)	175	222	(21.2)
Other income and (expense), net	34	10	*	53	46	15.2
Interest expense	(679)	(717)	(5.3)	(1,364)	(1,426)	(4.3)

Income Before Provision for Income Taxes	5,078	4,306	17.9	9,710	8,187	18.6
Provision for income taxes	(793)	(702)	13.0	(1,519)	(1,319)	15.2

Net Income	$ 4,285	$ 3,604	18.9	$ 8,191	$ 6,868	19.3

Net income attributable to noncontrolling interest	$ 2,460	$ 1,995	23.3	$ 4,680	$ 3,820	22.5
Net income attributable to Verizon	1,825	1,609	13.4	3,511	3,048	15.2

Net Income	$ 4,285	$ 3,604	18.9	$ 8,191	$ 6,868	19.3

Basic Earnings per Common Share
Net income attributable to Verizon	$ .64	$ .57	12.3	$ 1.23	$ 1.08	13.9

Weighted average number of common shares (in millions)	2,849	2,832		2,846	2,831

Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$ .64	$ .57	12.3	$ 1.23	$ 1.07	15.0

Weighted average number of common shares-assuming dilution (in millions)	2,858	2,838		2,854	2,837

Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	6/30/12	12/31/11	$ Change

Assets
Current assets
Cash and cash equivalents	$ 10,001	$ 13,362	$ (3,361)
Short-term investments	777	592	185
Accounts receivable, net	11,595	11,776	(181)
Inventories	856	940	(84)
Prepaid expenses and other	3,901	4,269	(368)

Total current assets	27,130	30,939	(3,809)

Plant, property and equipment	217,739	215,626	2,113
Less accumulated depreciation	129,844	127,192	2,652

	87,895	88,434	(539)

Investments in unconsolidated businesses	3,539	3,448	91
Wireless licenses	73,303	73,250	53
Goodwill	23,478	23,357	121
Other intangible assets, net	5,726	5,878	(152)
Other assets	5,001	5,155	(154)

Total Assets	$ 226,072	$ 230,461	$ (4,389)

Liabilities and Equity
Current liabilities
Debt maturing within one year	$ 5,912	$ 4,849	$ 1,063
Accounts payable and accrued liabilities	13,973	14,689	(716)
Other	6,468	11,223	(4,755)

Total current liabilities	26,353	30,761	(4,408)

Long-term debt	46,479	50,303	(3,824)
Employee benefit obligations	31,909	32,957	(1,048)
Deferred income taxes	25,649	25,060	589
Other liabilities	5,254	5,472	(218)

Equity
Common stock	297	297	—
Contributed capital	37,932	37,919	13
Reinvested earnings	1,845	1,179	666
Accumulated other comprehensive income	1,147	1,269	(122)
Common stock in treasury, at cost	(4,438)	(5,002)	564
Deferred compensation - employee stock ownership plans and other	367	308	59
Noncontrolling interest	53,278	49,938	3,340

Total equity	90,428	85,908	4,520

Total Liabilities and Equity	$ 226,072	$ 230,461	$ (4,389)

Verizon – Selected Financial and Operating Statistics

Unaudited	6/30/12	12/31/11

Total debt (in millions)	$ 52,391	$ 55,152
Net debt (in millions)	$ 42,390	$ 41,790
Net debt / Adjusted EBITDA (1)	1.2x	1.2x
Common shares outstanding end of period (in millions)	2,849	2,834
Total employees	188,200	193,900
Quarterly cash dividends declared per common share	$ 0.50	$ 0.50

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items.

The unaudited condensed consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/12	6 Mos. Ended 6/30/11	$ Change

Cash Flows From Operating Activities
Net Income	$ 8,191	$ 6,868	$ 1,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,156	8,137	19
Employee retirement benefits	751	726	25
Deferred income taxes	1,237	1,501	(264)
Provision for uncollectible accounts	521	498	23
Equity in earnings of unconsolidated businesses, net of dividends received	(149)	(195)	46
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(1,136)	(2,361)	1,225
Other, net	(2,300)	(2,382)	82

Net cash provided by operating activities	15,271	12,792	2,479

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(7,430)	(8,918)	1,488
Acquisitions of licenses, investments and businesses, net of cash acquired	(242)	(1,668)	1,426
Net change in short-term investments	21	47	(26)
Other, net	67	667	(600)

Net cash used in investing activities	(7,584)	(9,872)	2,288

Cash Flows From Financing Activities
Proceeds from long-term borrowings	—	6,440	(6,440)
Repayments of long-term borrowings and capital lease obligations	(1,891)	(7,356)	5,465
Increase (decrease) in short-term obligations, excluding current maturities	(887)	1,012	(1,899)
Dividends paid	(2,587)	(2,759)	172
Proceeds from sale of common stock	210	122	88
Special distribution to noncontrolling interest	(4,500)	—	(4,500)
Other, net	(1,393)	(807)	(586)

Net cash used in financing activities	(11,048)	(3,348)	(7,700)

Decrease in cash and cash equivalents	(3,361)	(428)	(2,933)
Cash and cash equivalents, beginning of period	13,362	6,668	6,694

Cash and cash equivalents, end of period	$ 10,001	$ 6,240	$ 3,761

Verizon Communications Inc.

Verizon Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/12	3 Mos. Ended 6/30/11	% Change	6 Mos. Ended 6/30/12	6 Mos. Ended 6/30/11	% Change

Operating Revenues
Retail service	$ 15,230	$ 14,019	8.6	$ 30,116	$ 27,693	8.7
Other service	546	688	(20.6)	1,070	1,325	(19.2)

Service	15,776	14,707	7.3	31,186	29,018	7.5

Equipment	1,768	1,753	0.9	3,606	3,442	4.8
Other	1,033	833	24.0	2,058	1,714	20.1

Total Operating Revenues	18,577	17,293	7.4	36,850	34,174	7.8

Operating Expenses
Cost of services and sales	5,558	5,829	(4.6)	11,468	11,709	(2.1)
Selling, general and administrative expense	5,295	4,794	10.5	10,523	9,545	10.2
Depreciation and amortization expense	2,011	1,978	1.7	3,929	3,877	1.3

Total Operating Expenses	12,864	12,601	2.1	25,920	25,131	3.1

Operating Income	$ 5,713	$ 4,692	21.8	$ 10,930	$ 9,043	20.9
Operating Income Margin	30.8%	27.1%		29.7%	26.5%

Segment EBITDA	$ 7,724	$ 6,670	15.8	$ 14,859	$ 12,920	15.0
Segment EBITDA Service Margin	49.0%	45.4%		47.6%	44.5%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Verizon Wireless – Selected Operating Statistics

Unaudited	6/30/12	6/30/11	% Change

Connections (‘000)
Retail postpaid	88,838	85,290	4.2
Retail prepaid	5,316	4,445	19.6

Retail	94,154	89,735	4.9

Unaudited	3 Mos. Ended 6/30/12	3 Mos. Ended 6/30/11	% Change	6 Mos. Ended 6/30/12	6 Mos. Ended 6/30/11	% Change

Net Add Detail (‘000) (1)
Retail postpaid	888	1,257	(29.4)	1,389	2,163	(35.8)
Retail prepaid	290	61	*	523	34	*

Retail	1,178	1,318	(10.6)	1,912	2,197	(13.0)

Churn Detail
Retail postpaid	0.84%	0.89%		0.90%	0.95%
Retail	1.11%	1.22%		1.18%	1.28%

Revenue and ARPU Statistics
Total data revenues (in millions)	$ 6,885	$ 5,810	18.5	$ 13,493	$ 11,268	19.7
Retail postpaid data ARPU	$ 24.53	$ 21.26	15.4	$ 24.16	$ 20.89	15.7
Total data as a % of service revenues	43.6%	39.5%		43.3%	38.8%
Retail service ARPU	$ 54.29	$ 52.49	3.4	$ 53.98	$ 52.18	3.4
Retail postpaid ARPU	$ 56.13	$ 54.12	3.7	$ 55.78	$ 53.82	3.6

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones sold	73.0%	59.5%		72.7%	59.7%
Total Smartphone postpaid phone base				49.7%	35.9%
Total Internet postpaid base				8.5%	7.5%

Other Operating Statistics
Capital expenditures (in millions)	$ 2,048	$ 2,667	(23.2)	$ 3,933	$ 5,402	(27.2)

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/12	3 Mos. Ended 6/30/11	% Change	6 Mos. Ended 6/30/12	6 Mos. Ended 6/30/11	% Change

Operating Revenues
Consumer retail	$ 3,478	$ 3,394	2.5	$ 6,919	$ 6,777	2.1
Small business	667	682	(2.2)	1,329	1,377	(3.5)

Mass Markets	4,145	4,076	1.7	8,248	8,154	1.2

Strategic services	1,983	1,900	4.4	3,952	3,665	7.8
Core	1,837	2,056	(10.7)	3,720	4,107	(9.4)

Global Enterprise	3,820	3,956	(3.4)	7,672	7,772	(1.3)

Global Wholesale	1,827	2,030	(10.0)	3,688	4,072	(9.4)
Other	139	185	(24.9)	268	396	(32.3)

Total Operating Revenues	9,931	10,247	(3.1)	19,876	20,394	(2.5)

Operating Expenses
Cost of services and sales	5,500	5,504	(0.1)	11,072	10,966	1.0
Selling, general and administrative expense	2,141	2,308	(7.2)	4,267	4,598	(7.2)
Depreciation and amortization expense	2,102	2,117	(0.7)	4,192	4,224	(0.8)

Total Operating Expenses	9,743	9,929	(1.9)	19,531	19,788	(1.3)

Operating Income	$ 188	$ 318	(40.9)	$ 345	$ 606	(43.1)
Operating Income Margin	1.9%	3.1%		1.7%	3.0%

Segment EBITDA	$ 2,290	$ 2,435	(6.0)	$ 4,537	$ 4,830	(6.1)
Segment EBITDA Margin	23.1%	23.8%		22.8%	23.7%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	6/30/12	6/30/11	% Change

Connections (‘000)
FiOS Video Subscribers	4,473	3,848	16.2
FiOS Internet Subscribers	5,144	4,478	14.9
FiOS Digital Voice residence connections	2,648	1,195	*

FiOS Digital connections	12,265	9,521	28.8

HSI	3,632	4,074	(10.8)
Total Broadband connections	8,776	8,552	2.6
Primary residence switched access connections	8,843	10,946	(19.2)
Primary residence connections	11,491	12,141	(5.4)

Total retail residence voice connections	12,222	13,087	(6.6)
Total voice connections	23,278	24,997	(6.9)

Unaudited	3 Mos. Ended 6/30/12	3 Mos. Ended 6/30/11	% Change	6 Mos. Ended 6/30/12	6 Mos. Ended 6/30/11	% Change

Net Add Detail (‘000)
FiOS Video Subscribers	120	184	(34.8)	300	376	(20.2)
FiOS Internet Subscribers	134	189	(29.1)	327	396	(17.4)
FiOS Digital Voice residence connections	350	218	60.6	764	378	*

FiOS Digital connections	604	591	2.2	1,391	1,150	21.0

HSI	(132)	(127)	3.9	(221)	(236)	(6.4)
Total Broadband connections	2	62	(96.8)	106	160	(33.8)
Primary residence switched access connections	(501)	(413)	21.3	(1,063)	(811)	31.1
Primary residence connections	(151)	(195)	(22.6)	(299)	(433)	(30.9)

Total retail residence voice connections	(199)	(240)	(17.1)	(404)	(529)	(23.6)
Total voice connections	(422)	(457)	(7.7)	(859)	(1,004)	(14.4)

Revenue and ARPU Statistics
Consumer ARPU	$ 100.26	$ 92.44	8.5	$ 99.70	$ 91.41	9.1
FiOS revenues (in millions)	$ 2,380	$ 2,027	17.4	$ 4,668	$ 3,968	17.6
Strategic services as a % of total Enterprise revenues	51.9%	48.0%		51.5%	47.2%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,596	$ 1,685	(5.3)	$ 3,133	$ 3,150	(0.5)

Wireline employees (‘000)				88.6	93.2
FiOS Video Open for Sale (‘000)				13,721	12,870
FiOS Video penetration				32.6%	29.9%
FiOS Internet Open for Sale (‘000)				14,044	13,202
FiOS Internet penetration				36.6%	33.9%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Reconciliations – Verizon

Adjusted EBITDA

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/11	3 Mos. Ended 6/30/11	3 Mos. Ended 9/30/11	3 Mos. Ended 12/31/11	3 Mos. Ended 3/31/12	3 Mos. Ended 6/30/12

Verizon Consolidated EBITDA
Consolidated net income	$ 3,264	$ 3,604	$ 3,542	$ (212)	$ 3,906	$ 4,285
Add / (subtract):
Provision (benefit) for income taxes	617	702	556	(1,590)	726	793
Interest expense	709	717	698	703	685	679
Other (income) and expense, net	(36)	(10)	(24)	84	(19)	(34)
Equity in earnings of unconsolidated business	(101)	(121)	(125)	(97)	(103)	(72)

Operating income	4,453	4,892	4,647	(1,112)	5,195	5,651
Add Depreciation and amortization expense	4,024	4,113	4,179	4,180	4,028	4,128

Consolidated EBITDA	$ 8,477	$ 9,005	$ 8,826	$ 3,068	$ 9,223	$ 9,779

Other Items (Before Tax)
Severance, Pension, and Benefit Charges	—	—	329	5,625	—	—

	—	—	329	5,625	—	—

Consolidated Adjusted EBITDA	$ 8,477	$ 9,005	$ 9,155	$ 8,693	$ 9,223	$ 9,779

Net Debt to Adjusted EBITDA

(dollars in millions)

Unaudited	12/31/11	6/30/12

Verizon Net Debt
Debt maturing within one year	$ 4,849	$ 5,912
Long-term debt	50,303	46,479

Total Debt	55,152	52,391
Less Cash and cash equivalents	13,362	10,001

Net Debt	$ 41,790	$ 42,390

Net Debt to Adjusted EBITDA Ratio	1.2x	1.2x

Free Cash Flow

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/11	6 Mos. Ended 6/30/12

Net cash provided by operating activities	$ 12,792	$ 15,271
Less Capital expenditures	8,918	7,430

Free Cash Flow	$ 3,874	$ 7,841

Verizon Communications Inc.

Reconciliations – Segments

Verizon Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/11	3 Mos. Ended 6/30/12	6 Mos. Ended 6/30/11	6 Mos. Ended 6/30/12

Verizon Wireless Segment EBITDA
Operating income	$ 4,692	$ 5,713	$ 9,043	$ 10,930
Add Depreciation and amortization expense	1,978	2,011	3,877	3,929

Verizon Wireless Segment EBITDA	$ 6,670	$ 7,724	$ 12,920	$ 14,859

Verizon Wireless total operating revenues	$ 17,293	$ 18,577	$ 34,174	$ 36,850

Verizon Wireless service revenues	$ 14,707	$ 15,776	$ 29,018	$ 31,186

Verizon Wireless operating income margin	27.1%	30.8%	26.5%	29.7%

Verizon Wireless Segment EBITDA service margin	45.4%	49.0%	44.5%	47.6%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/11	3 Mos. Ended 3/31/12	3 Mos. Ended 6/30/12	6 Mos. Ended 6/30/11	6 Mos. Ended 6/30/12

Wireline Segment EBITDA
Operating income	$ 318	$ 157	$ 188	$ 606	$ 345
Add Depreciation and amortization expense	2,117	2,090	2,102	4,224	4,192

Wireline Segment EBITDA	$ 2,435	$ 2,247	$ 2,290	$ 4,830	$ 4,537

Total operating revenues	$ 10,247	$ 9,945	$ 9,931	$ 20,394	$ 19,876

Wireline operating income margin	3.1%	1.6%	1.9%	3.0%	1.7%

Wireline Segment EBITDA margin	23.8%	22.6%	23.1%	23.7%	22.8%